Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203266) of International Game Technology PLC (successor of GTECH S.p.A.) of our report dated April 29, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SpA

Rome, Italy
April, 29 2016